UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 27, 2021)

GRANITE FALLS ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2021, Granite Falls Energy, LLC (“GFE”) finalized loan documents for an amended credit facility (the “Amended Credit Facility”) with AgCountry Farm Credit Services, PCA, AgCountry Farm Credit Services, FLCA (“AgCountry”). CoBank FCB (“CoBank”) serves as AgCountry’s administrative agent for the Amended Credit Facility. The Amended Credit Facility is intended to finance GFE’s acquisition of Heron Lake BioEnergy, LLC (“HLBE”) and consolidate certain existing debts of GFE and HLBE.  The loan documents include an Amended and Restated Credit Agreement (the “Credit Agreement”), which amends and replaces the Company’s credit agreement with AgCountry dated September 27, 2018. The Amended Credit Facility includes the following agreements:

Credit Agreement

The Credit Facility contains customary financial and affirmative covenants and negative covenants for loans of this type and size to ethanol companies. Each loan from AgCountry to GFE is subject to the terms of the Credit Agreement.  Pursuant to the Credit Agreement, all agreements between GFE and AgCountry and/or CoBank are secured by a first lien on all equity or personal property owned or acquired by GFE. Financial covenants under the Amended Credit Facility include (i) maintenance of working capital of at least $20.0 million, and (ii) maintenance of a debt service coverage ratio of not less than 1.75 to 1.00 at the end of each fiscal year, beginning October 31, 2022.

The Credit Facility provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Amended Credit Facility; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency.  If any event of default occurs, the remaining principal balance and accrued interest on all loans subject to the Amended Credit Facility will become immediately due and payable.

The previous credit agreement with AgCountry dated September 27, 2018 included a $10.0 million working capital requirement and a debt service coverage ratio requirement of at least 1.50 to 1.00, and otherwise included substantially the same financial covenants and terms as the new Credit Agreement.

$20 million Revolving Credit Promissory Note

Under the terms of the revolving credit promissory note, GFE may borrow, repay, and reborrow up to the aggregate principal commitment amount of $20.0 million.  Final payment of amounts borrowed under revolving credit promissory note is due October 1, 2022. Interest on the amended revolving term promissory note accrues at a variable weekly rate equal to the One-Month London Interbank Offered Rate (“LIBOR”) Index rate plus 3.25% and is payable monthly in arrears. The revolving credit promissory note is also subject to a 0.30% fee on the unused commitment. The purpose of the revolving credit promissory note is to provide for the operating needs of GFE and consolidate a revolving credit promissory note dated February 4, 2021, between AgCountry and HLBE.  The revolving credit promissory note dated February 4, 2021, allowed HLBE to borrow, repay, and reborrow up to the aggregate principal commitment amount of $5 million until June 1, 2021, subject to a one-year renewal.

$500,000 Amended and Restated Letter of Credit Promissory Note

Under the terms of the Amended and Restated Letter of Credit Promissory Note, GFE may borrow, repay, and reborrow up to the aggregate principal commitment amount of $500,000 for the purpose of opening letters of credit for its account. Final payment of amounts borrowed under revolving credit promissory note is due December 1, 2023. Amounts borrowed bear interest at the LIBOR Index Rate plus 3.25%. The Amended and Restated Letter of Credit Promissory Note replaces the amended and restated letter of credit promissory note dated September 30, 2020, between GFE and AgCountry.  The new amended and restated letter of credit promissory note provides the same commitment limit and serves the same purpose as the amended and restated letter of credit promissory note dated September 30, 2020.  However, amounts borrowed under the amended and restated letter of credit promissory note dated September 30, 2020 bore interest at the LIBOR Index Rate plus 3.00%.

$20 million Amended and Restated Revolving Term Promissory Note

Under the terms of the Amended and Restated Revolving Term Promissory Note, GFE may borrow, repay, and reborrow up to the aggregate principal commitment amount of $20.0 million.  Final payment of amounts borrowed under the note is due October 1, 2026. Subject to GFE’s selection, interest on the note accrues at either a variable weekly rate of the LIBOR Index rate plus 3.50%, or an annual fixed rate determined by CoBank.  The note is subject to an overadvance fee, an amendment fee, and a 0.50% unused commitment fee. The purposes of the note are to providing working capital to GFE, to finance GFE’s acquisition of HLBE, and to consolidate an amended and restated revolving term promissory note dated June 11, 2020, between HLBE and AgCountry. The amended and restated revolving term promissory note dated June 11 allowed HLBE to borrow, repay, and reborrow up to the aggregate principal commitment amount of $13.0 million until December 1, 2022, bearing an interest rate of the LIBOR Index Rate plus 3.35%.

$25 million Single Advance Term Promissory Note

Under the terms of the $25.0 million Single Advance Term Promissory Note, AgCountry agrees to make a single advance loan to GFE in the amount of $25.0 million for the purpose of financing GFE’s acquisition of HLBE and refinancing existing indebtedness.  GFE agrees to repay the note in eighteen quarterly installments of $1.125 million plus a final installment of any unpaid balance. Subject to GFE’s selection, the amounts borrowed bear interest at either a variable weekly rate equal to the LIBOR Index Rate plus 3.50%, or an annual fixed rate set by CoBank, with a minimum period of one year and minimum amount of $100,000.

$2.4 million Single Advance Term Promissory Note

Under the terms of the $2.4 million Single Advance Term Promissory Note, AgCountry agrees to make a single advance loan to GFE in the amount of $2.4 million loan for the purpose of financing GFE’s acquisition of HLBE and consolidating GFE’s existing indebtedness pursuant to a HLBE’s single advance term promissory note dated June 19, 2020. Amounts borrowed under the note bear interest at a fixed rate of 3.80%.  The note is to be repaid in semi-annual installments of $300,000.  HLBE’s single advance term promissory note dated June 19, 2020 provided a commitment of $3.0 million to HLBE for the purpose of constructing a new grain bin and reducing a revolving term promissory note.  Amounts borrowed under that single advance term promissory note dated June 19, 2020 bore interest at LIBOR plus 3.35% or at a fixed rate of 3.80%.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On or about March 24, 2021, Granite Falls Energy, LLC, a Minnesota limited liability company (“GFE”), and Heron Lake BioEnergy, LLC, a Minnesota limited liability company (“HLBE”), executed a Merger Agreement, pursuant to which GFE would acquire the minority interest of HLBE (the “Merger”). The structure of the contemplated transaction included a merger in which a wholly owned subsidiary of GFE (the “Merger Sub”) will merge with and into HLBE, with HLBE surviving the transaction as a wholly owned subsidiary of GFE.  A copy of the Merger Agreement is furnished as Exhibit 10.1 to this report, and the proposed transaction is further detailed in the Plan of Merger furnished as Exhibit 2.1 to this report.  Prior to the Merger, GFE owned approximately 50.7 percent of the issued and outstanding units of HLBE. Excluding the units owned by GFE, as of the record date of the special meeting held by HLBE for the purpose of voting on the proposed transaction, there were 38,456,283 units of HLBE issued and outstanding (the “Minority Interest”). The purchase price for the entire Minority Interest was $14.0 million in cash payable at the closing of the Merger. Each issued and outstanding unit of the Minority Interest will be canceled and converted into the right to receive $0.36405 per Unit. (the “Merger Consideration”).

On September 28, 2021, the Merger was completed.  HLBE is the surviving entity of the Merger.  Upon completion of the Merger, 100% of the membership interest in Merger Sub was converted into and became 100% of the membership interest in HLBE, as the surviving entity in the Merger.  As a result of the Merger, HLBE became a wholly owned subsidiary of GFE.  The Merger was completed pursuant to the Merger Agreement and Plan of Merger, which were filed with the SEC on March 25, 2021, and which are incorporated herein by reference.  Pursuant to the Merger Agreement and Plan of Merger, GFE has transferred $14.0 million to an exchange agent, which will hold the $14.0 million in trust to be distributed pro-rata to unitholders of HLBE’s minority ownership interest.  On September 29, 2021, HLBE and Merger Sub filed Articles of Merger with the Minnesota Secretary of State.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
2.1	Plan of Merger between Granite Heron Merger Sub, LLC, and Heron Lake BioEnergy, LLC, dated March 24, 2021 (incorporated by reference to the Granite Falls Energy, LLC Form 8-K filed March 25, 2021)

10.1	Merger Agreement between Granite Falls Energy, LLC, and Heron Lake BioEnergy, LLC dated March 24, 2021 (incorporated by reference to the Granite Falls Energy, LLC Form 8-K filed March 25, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: October 1, 2021	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer